Exhibit 99.1

Agrify Corporation Mutually Agrees to Terminate Plan to Merge with Nature’s Miracle

TROY, Michigan, May 20, 2024 - Agrify Corporation (Nasdaq:AGFY) (“Agrify” or the “Company”), a leading provider of innovative cultivation and extraction solutions for the cannabis industry, today announced that Agrify Corporation and Nature’s Miracle Holdings Inc. (NASDAQ: NHMI) (“Nature’s Miracle) have mutually agreed to terminate the agreement and plan of merger, previously announced on May 16, 2024, given unfavorable market conditions.

In connection with the termination of the merger, Agrify and NMHI have executed a termination agreement with respect to the merger agreement and have also terminated a debt purchase agreement with entities controlled by Agrify’s Chief Executive Officer with respect to the purchase of outstanding debt. Each of the termination agreements contained mutual releases.

Raymond Chang, Chief Executive Officer and Chairman of the Board of Agrify, stated “Agrify continues to see strong momentum and pipeline growth quarter over quarter in both cultivation and extraction business divisions. We believe that it is in Agrify’s best interest to stay the course and continue to execute. Agrify’s management team and Board are committed to continue to explore all strategic options in order to create the highest shareholder value.”

About Agrify (Nasdaq:AGFY)

Agrify is a leading provider of innovative cultivation and extraction solutions for the cannabis industry, bringing data, science, and technology to the forefront of the market. Agrify’s proprietary micro-environment-controlled Vertical Farming Units (VFUs) enable cultivators to produce the highest quality products with unmatched consistency, yield, and ROI at scale. Agrify’s comprehensive extraction product line, which includes hydrocarbon, ethanol, solventless, post-processing, and lab equipment, empowers producers to maximize the quantity and quality of extract required for premium concentrates. For more information, please visit Agrify at http://www.agrify.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Agrify and other matters. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements including, without limitation, statements regarding sales momentum, pipeline, project timelines, and Agrify’s ability to deliver solutions and services. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should carefully consider the risks and uncertainties that affect our business, including those described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K filed for the year ended December 31, 2023 with the SEC, which can be obtained on the SEC website at www.sec.gov. These forward-looking statements speak only as of the date of this communication. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and filings with the SEC.

Company Contacts

Agrify Investor Relations

IR@agrify.com

(857) 256-8110